EXHIBIT 24


                                POWER OF ATTORNEY

                          1990 LONG-TERM INCENTIVE PLAN

         The undersigned directors and officers of NATIONAL COMPUTER SYSTEMS, INC. hereby constitute and appoint J.W. Fenton, Jr. their true and lawful attorney-in-fact and agent, for each of them and in their name, place and stead, in any and all capacities (including without limitation, as Director and/or Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer or any other officer of the Company), to sign a registration statement, and any and all amendments thereto, including post-effective amendments, on Form S-8 relating to the issuance of Common Stock of National Computer Systems, Inc. pursuant to its National Computer Systems, Inc. 1990 LONG-TERM INCENTIVE PLAN, which is to be filed with the Securities and Exchange Commission, with all exhibits thereto, and any and all documents in connection therewith, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done, and hereby ratifying and confirming all that said attorney-in-fact and agent may do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 6th day of March, 1995.


/s/ Charles W. Oswald                /s/ Stephen G. Shank
    Charles W. Oswald                    Stephen G. Shank


/s/Russell A. Gullotti               /s/ John E. Steuri
   Russell A. Gullotti                   John E. Steuri


/s/David P. Campbell                 /s/ Jeffrey E. Stiefler
   David P. Campbell                     Jeffrey E. Stiefler


/s/David C. Cox                      /s/ John W. Vessey
   David C. Cox                          John W. Vessey


/s/Jean B. Keffeler                  /s/ Jeffrey W. Taylor
   Jean B. Keffeler                      Jeffrey W. Taylor